Exhibit 5.1

[Letterhead of Mourant Ozannes]

BeiGene, Ltd.

94 Solaris Avenue

Camana Bay

PO Box 1348

Grand Cayman, KY1-1108

Cayman Islands

18 January 2018

Dear Sirs/Mesdames

BeiGene, Ltd. (the Company)

We have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form S-3 filed on 26 May 2017 with the Securities and Exchange Commission (the Commission) under the U.S. Securities Act of 1933, as amended to date the prospectus supplement filed pursuant to Rule 424(b)(5) of the U.S. Securities Act of 1933, as amended, relating to the offering (the Offering) by the Company of certain American Depositary Shares representing the Company’s ordinary shares of par value US$0.0001 each (the Shares).

1.              Documents Reviewed

For the purposes of this opinion we have examined a copy of each of the following documents:

(a)                                 The certificate of incorporation of the Company dated 28 October 2010.

(b)                                 The fourth amended and restated memorandum and articles of association of the Company as adopted by a special resolution passed on 14 January 2016 and effective on 8 February 2016 (the M&A).

(c)                                  The minutes of the meetings of the directors of the Company held on 14 January 2016 and 15 January 2018 (the Directors’ Resolutions).

(d)                                 The minutes of the extraordinary general meeting of the shareholders of the Company held on 14 January 2016 (the Shareholders’ Resolutions and together with the Directors’ Resolutions, the Resolutions).

(e)                                  A certificate from a Director of the Company addressed to this firm a copy of which is attached hereto (the Director’s Certificate).

(f)                                   A certificate of good standing dated 17 January 2018, issued by the Registrar of Companies in the Cayman Islands (the Certificate of Good Standing).

(g)                                  The base prospectus dated 26 May 2017 (the Prospectus).

(h)                                 The prospectus supplement dated 17 January 2018 to the Company’s prospectus dated 26 May 2017 (the Prospectus Supplement).

(i)                                     The registration statement on Form S-3 filed with the Commission on 26 May 2017 in relation to the Company (excluding its exhibits and any documents incorporated by reference into such registration statement) (the Registration Statement).

Mourant Ozannes is a Cayman Islands partnership

A list of the partners is available at mourantozannes.com

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2.              Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving these opinions we have relied (without further verification) upon the completeness and accuracy of the Director’s Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1                              Copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.2                              The genuineness of all signatures and seals.

2.3                              There is nothing under any law (other than the law of the Cayman Islands) which would or might affect the opinions set out below.

3.              Opinion

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1                              The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.

3.2                              The authorised share capital of the Company is US$1,000,000 divided into 9,500,000,000 Ordinary Shares of a par value of US$0.0001 each and 500,000,000 shares of a par value of US$0.0001 each of such class or classes (however designated) as the board of directors may determine in accordance with the M&A.

3.3                              The issue and allotment of the Shares have been duly authorised and when allotted, issued and paid for as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement, the Shares will be legally issued and allotted, fully paid and non-assessable. As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders).

3.4                              The statements under the caption Taxation in the Prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

4.              Qualifications

Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

In this opinion the phrase non-assessable means, with respect to Shares in the Company, that a member shall not, solely by virtue of its status as a member, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances and subject to the M&A, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

5.              Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the headings Enforceability of Civil Liabilities, Taxation and Legal Matters and elsewhere in the Prospectus included in the Registration Statement or the Prospectus Supplement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Mourant Ozannes

Mourant Ozannes

Enc.